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                       ALLEGHENY ENERGY SOLUTIONS, INC.
                                BALANCE SHEET
                             As of June 30, 1998


          Assets
          Property, Plant and Equipment:
             At Original Cost                                       $306,344
             Accumulated Depreciation                                (11,933)
                                                                     294,410
          Current assets:
             Cash                                                     38,510
             Accounts Receivable:
                  Electric Service                                 3,729,250
                  Other                                            1,716,841
                  Allowance for Uncollectibles                       (66,544)
             Accounts Receivable - Affiliates                          8,468
                                                                   5,426,525
          Deferred charges:
             Other                                                    15,010

                    Total Assets                                  $5,735,945


          Capitalization and Liabilities
          Capitalization:
             Common stock                                             $1,000
             Other paid-in capital                                 3,242,620
             Retained earnings                                    (1,916,272)
                                                                   1,327,348
          Current liabilities:
             Short - Term Debt                                       649,500
             Accounts payable - Affiliated                           462,736
             Accounts payable - Other                              2,112,290
            Taxes accrued:
                  Federal & State Income                             169,161
                  Other                                              586,074
                                                                   3,979,761
          Deferred credit and liabilities
             Other                                                   428,836

                    Total Capitalization and Liabilities          $5,735,945

                                                Unaudited